CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 27, 2017 relating to the financial statements, which appears in Vascular Biogenics Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	Kesselman & Kesselman
December 18, 2017	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited